Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc.	CEOcast, Inc.
Leslie J. Browne, Ph.D.	Robert Woods
President and Chief Executive Officer	(rwoods@ceocast.com)
(lbrowne@senesco.com)	(212) 732-4300
(908) 864-4444

SENESCO TECHNOLOGIES RECEIVES NOTICE OF NON-COMPLIANCE FROM NYSE AMEX

NEW BRUNSWICK, N.J. (October 26, 2011) – Senesco Technologies, Inc. (the “Company”) (NYSE Amex: SNT) has received a notice from the NYSE Amex LLC (the “NYSE Amex”) providing notification that the Company does not meet one of the NYSE Amex’s continued listing standards as set forth in Part 10 of the NYSE Amex Company Guide (the “Company Guide”), and therefore, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide.  Specifically, the Company is not in compliance with Section 1003(a)(iii) of the Company Guide with stockholder’s equity of less than $6,000,000 at June 30, 2011 and losses from continuing operations and/or net losses in its five most recent fiscal years.  The Company reported stockholder’s equity of $4,517,463 at June 30, 2011.

The notice is based on a review by the NYSE Amex of information which the Company has publicly disclosed, including information contained in the Company’s Annual Report on Form 10-K for the period ended June 30, 2011, which disclosed the financial status of the Company at that time.

To maintain an NYSE Amex listing, the Company must submit a plan by November 21, 2011 advising the NYSE Amex of action it has taken, or will take, to regain compliance with Section 1003(a)(iii) of the Company Guide by July 20, 2012 (the “Plan Period”). The Company is taking steps to prepare and submit such a plan (the “Plan”) to the NYSE Amex on or before November 21, 2011.

The Corporate Compliance Department management of the NYSE Amex will evaluate the Company’s Plan and determine whether it reasonably demonstrates the Company’s ability to regain compliance with Section 1003(a)(iii) of the Company Guide by July 20, 2012. If the NYSE Amex accepts the Company’s Plan, the Company may be able to continue its listing during the Plan Period; provided that the Company demonstrates progress consistent with its Plan and complies with other applicable NYSE Amex listing qualifications. If the Company fails to submit a satisfactory Plan or fails to demonstrate progress consistent with the Plan accepted by the NYSE Amex, the NYSE Amex may initiate delisting proceedings. During the Plan Period, the Company will be subject to periodic review to determine whether it is achieving progress consistent with the Plan.

About Senesco Technologies, Inc.

Senesco Technologies is leveraging proprietary technology that regulates programmed cell death, or apoptosis. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. The Company has initiated a clinical study in multiple myeloma with its lead therapeutic candidate, SNS01-T. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the Company’s ability to comply with the continued listing standards of the NYSE Amex, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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